Exhibit 10.6

EXECUTION COPY

COLLATERAL AGREEMENT

dated as of

November 15, 2007

among

SYMMETRY HOLDINGS INC.

NOVAMERICAN STEEL FINCO INC.

THE OTHER SUBSIDIARIES OF SYMMETRY HOLDINGS INC.
IDENTIFIED HEREIN

and

THE BANK OF NEW YORK,

as Collateral Agent

THIS COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG SYMMETRY HOLDINGS INC., NOVAMERICAN STEEL FINCO INC., NOVAMERICAN STEEL INC., OTHER SUBSIDIARIES OF SYMMETRY HOLDINGS INC. IDENTIFIED THEREIN, JPMORGAN CHASE BANK, N.A., AS THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT, AND THE BANK OF NEW YORK, AS COLLATERAL AGENT, AS MORE FULLY SET FORTH IN SECTION 6.15 HEREOF.

[CS&M Ref. No. 6749-694]

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Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Capital Stock; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Patent and Trademark Security Agreement
Exhibit III	Form of Copyright Security Agreement
Exhibit IV	Form of Perfection Certificate

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COLLATERAL AGREEMENT dated as of November 15, 2007 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SYMMETRY HOLDINGS INC., a Delaware corporation (“Symmetry”), NOVAMERICAN STEEL FINCO INC., a Delaware corporation (the “Company”), the other Subsidiaries of Symmetry identified herein and THE BANK OF NEW YORK, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to (a) the Indenture dated as of November 15, 2007 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Symmetry, the Company, the Subsidiary Guarantors identified therein and The Bank of New York, as trustee (in such capacity, the “Trustee”), and (b) the Purchase Agreement dated as of November 15, 2007 (as supplemented by the Joinder Agreement dated as of November 15, 2007, the “Purchase Agreement”), among Symmetry, the Company, the Subsidiary Guarantors identified therein and J.P. Morgan Securities Inc. and CIBC World Markets Corp., as initial purchasers (the “Initial Purchasers”). The Trustee has agreed to enter the Indenture and the Initial Purchasers have agreed to purchase the Initial Securities, in each case on the terms and subject to the conditions set forth in the Indenture and the Purchase Agreement, respectively. The obligations of the Initial Purchasers to purchase the Initial Securities are conditioned on, among other things, the execution and delivery by Symmetry, the Company and the Subsidiary Parties of this Agreement. Symmetry and the Subsidiary Parties are affiliates of the Company, will derive substantial benefits from the issuance of the Securities by the Company pursuant to the Indenture and are willing to execute and deliver this Agreement in order to induce the Initial Purchasers to purchase the Securities. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Indenture. (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture.

(b)  The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. (a)  All terms defined in the New York UCC (as defined below) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)  As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral” means any and all of the following:  (a) all Accounts Receivable and related Records, (b) all Chattel Paper, (c) all Deposit Accounts (excluding the Notes Collateral Account), (d) all cash, checks and other negotiable instruments, funds and other evidences of payment (excluding any cash or other assets held in the Notes Collateral Account in accordance with the Indenture), (e) all Inventory, (f) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a), (b), (c), (d) and (e), all Documents, General Intangibles, Instruments, Investment Property and Letter of Credit Rights, (g) all books and records related to the foregoing, (h) all collateral security and guarantees given by any Person with respect to any of the foregoing and (i) all Proceeds, including insurance Proceeds, of any and all of the foregoing.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” means all Accounts and other rights to payment, in each case for the sale of Inventory or the performance of services, existing on the date of this Agreement or hereafter arising, whether or not earned by performance.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” means any and all of the following:  (a) all Accounts and related Records, (b) all Chattel Paper, (c) all Deposit Accounts, (d) all cash, checks and other negotiable instruments, funds and other evidences of payment, (e) all Inventory, (f) all Equipment (including all Fixtures), (f) all Documents, (g) all General Intangibles (including all Intellectual Property), (h) all Instruments, (i) all Investment Property, (j) all Letter of Credit Rights, (k) all Commercial Tort Claims described on Schedule IV, (l) all books and records related to the foregoing and (m) all Proceeds (including insurance Proceeds) and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. The Article 9 Collateral includes, but is not limited to, the ABL Collateral.

“Collateral” means all Article 9 Collateral in which a security interest has been granted hereunder and all Pledged Collateral.

“Collateral Access Agreement” means any landlord waiver or other agreement, in customary form and substance, between the Collateral Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord of any Grantor for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Company” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Deposit Account Control Agreement” means an agreement in customary form and substance, among any Grantor, a bank or other financial institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by such Grantor with such bank or other financial institution; provided, however, that in no event shall the Collateral Agent be required to indemnify any such Grantor, bank or other financial institution pursuant thereto.

“Excluded Capital Stock” has the meaning assigned to such term in Section 2.01(a).

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantors” means Symmetry, the Company and the Subsidiary Parties.

“Guarantors” means Symmetry and the Subsidiary Parties.

“Holders” has the meaning assigned to such term in the Indenture.

“Indemnitees” has the meaning assigned to such term in Section 6.03.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Initial Purchasers” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the date hereof among Symmetry, the Company, Novamerican Steel Inc., a Canadian corporation, the other Subsidiaries of Symmetry described therein, the Credit Agent and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“IP Security Agreements” means (a) a Patent and Trademark Security Agreement, in the form of Exhibit II hereto, and (b) a Copyright Security Agreement in the form of Exhibit III hereto.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to intellectual property to which any Grantor is a party, including those listed on Schedule III.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-ABL Collateral” means all Collateral that is not ABL Collateral.

“Notes Documents” means the Indenture (including the Guarantees set forth therein), the Securities, the Security Documents and the other documents and instruments executed and delivered pursuant to the foregoing, as such documents and instruments may be amended, restated, supplemented or otherwise modified from time to time.

“Notes Obligations” means (a) the Indebtedness evidenced by the Securities and all Obligations in respect thereof, including principal, premium (if any), interest (including additional interest, if any, and interest accruing on or after the filing of any petition in bankruptcy of for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof, and (b) any other obligations of the Company or any Guarantor under the Indenture or any other Notes Document.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent,

now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate in the form of Exhibit IV.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Capital Stock” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities certificates or instruments now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Purchase Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Secured Parties” means, collectively, (a) the Holders, (b) the Trustee, (c) the Collateral Agent, (d) the Canadian Collateral Agent, (e) each other Person that holds, or is an obligee in respect of, any Notes Obligations, and (f) the successors and assigns of each of the foregoing.

“Security Interest” means the security interests created under paragraph (a) of Section 3.01.

“Special Purpose Holdco” means a Subsidiary that (a) is not engaged in any business or activity other than the ownership of Capital Stock in any Subsidiary that is not a wholly-owned Subsidiary or any Person that is not a Subsidiary, and activities incidental thereto, (b) does not own any assets other than the Capital Stock referred to in clause (a) above and any contract rights under joint venture or other similar agreements relating thereto and (c) owes no Indebtedness and has no other liabilities (other than liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

“Subsidiary Parties” means (a) the Subsidiaries of Symmetry identified on Schedule I and (b) each other Subsidiary of Symmetry that becomes a party to this Agreement as a Subsidiary Party after the Issue Date.

“Symmetry” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trustee” means the Person serving as the Trustee under the Indenture.

(c)  As used in this Agreement, the terms “Guarantor” and “Grantor” have the meanings assigned thereto in paragraph (b) of this Section, and shall not be interpreted to refer to any Person solely in its capacity as a guarantor of the Notes Obligations or as a grantor of the security interests hereunder.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Notes Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the following assets:

(a) the shares Capital Stock owned by such Grantor on the date hereof (including those listed opposite the name of such Grantor on Schedule II), any other Capital Stock obtained by such Grantor in the future and the certificates representing all such Capital Stock (the “Pledged Capital Stock”); provided that (i) the Pledged Capital Stock issued by any CFC shall not include more than 66% of the issued and outstanding Voting Stock of such CFC and (ii) the Pledged Capital Stock shall not include Capital Stock in any Person that is not a Wholly Owned Subsidiary (or in any Special Purpose Holdco with respect to such Person) where, pursuant to the organizational documents of such Person and any related joint venture or similar agreement, such assignment, pledge or grant of a security interest is prohibited without the consent of such Person (other than Symmetry or any of its Subsidiaries) (the Capital Stock so excluded is collectively referred to herein as the “Excluded Capital Stock”);

(b) the debt securities owned by such Grantor on the date hereof (including the Intercompany Notes and the other debt securities listed opposite the name of such Grantor on Schedule II), any debt securities obtained by such Grantor in the future and the promissory notes and any other instruments evidencing all such debt securities (the “Pledged Debt Securities”);

(c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section;

(d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and

(f) all Proceeds of any of the foregoing

(the items referred to in the foregoing clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. (a)  Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities at any time owned by such Grantor.

(b)  Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any Person (other than any Investment Property on deposit with a securities intermediary) to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c)  Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities after the date of this Agreement shall be accompanied by a schedule describing the Pledged Securities so delivered, which schedule shall be attached hereto and shall become part of Schedule II hereto; provided that failure to attach any such schedule shall not affect the validity of the pledge of such Pledged Securities.

(d)  The assignment, pledges and security interests granted in Section 2.01 are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II sets forth, as of the date hereof, a true and complete list, with respect to each Grantor, of (i) all the Capital Stock owned by such Grantor, setting forth the percentage of the issued and outstanding units of each class of the Capital Stock of the issuer thereof so owned by such Grantor and the number of each certificate representing the same, and (ii) all debt securities owned by such Grantor, setting forth all promissory notes and other instruments evidencing the same;

(b) the Pledged Capital Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Capital Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder, each Grantor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, other Permitted

Liens and transfers made in compliance with the Indenture, and (iii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and other Permitted Liens), however, arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Notes Documents, the Credit Agreement, the Intercreditor Agreement or securities laws generally, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder, other than, in the case of any Pledged Collateral constituting Capital Stock in, or debt securities of, any Person that is not a Wholly Owned Subsidiary, any of the foregoing restrictions and limitations set forth in the organizational documents or any related joint venture or similar agreements of such Person (to the extent such restrictions and limitations cannot be waived without the prior consent of any Person other than Symmetry or any Subsidiary);

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Notes Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor agrees that, no later than the 30th day following the Issue Date and at all times thereafter, each interest in any limited liability company or limited partnership controlled by such Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

SECTION 2.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest. (a)  Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Capital Stock or Pledged Debt Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Notes Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to an owner of any Pledged Capital Stock or Pledged Debt Securities or the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Notes Document or the ability of the Collateral Agent or the other Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Capital Stock and Pledged Debt Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Capital Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the form in which it shall have been so received (with any necessary endorsement).

(b)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Collateral Agent shall have received an Officers’ Certificate to that effect, the Collateral Agent shall, promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

(c)  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless the Collateral Agent shall have received written objections thereto from the Trustee (acting in accordance with the Indenture) or the Holders of at least 25% in aggregate principal amount of the Securities, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d)  Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a)  As security for the payment or performance, as the case may be, in full of the Notes Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in, to or under any and all of the Article 9 Collateral now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, other than any portion thereof constituting the Excluded Capital Stock.

(b)  Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral in which a security interest is created by such Grantor hereunder or any part thereof and amendments thereto that (i) identify the applicable Collateral (including by indicating the Collateral to be “all assets” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail) and (ii) contain the information required by Article 9 of the Uniform Commercial Code or other applicable law of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for the preparing, recording, filing, re-recording or re-filing of any financing statement, continuation statement or other instrument in any public office.

(c)  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d)  Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of such Grantor thereunder or (ii) a breach or termination under the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, that such security interest shall attach immediately at such time as the condition causing such unenforceability, breach or termination shall be remedied or shall otherwise cease to exist and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in this paragraph, including any Proceeds of such contract or agreement.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person (other than any consent or approval that has been obtained).

(b) The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Issue Date.

(c) Schedule III hereto sets forth, as of the date hereof, for each Grantor, (i) all United States registered Patents and Patent applications owned by such Grantor, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) thereof, (ii) all United States registered Trademarks and Trademark applications owned by such Grantor, including the name of the registered owner, the registration or application number and the expiration date (if already registered) thereof, and (iii) all United States registered Copyrights and Copyright applications owned by such Grantor, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright or Copyright application.

(d) Schedule IV hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by any Grantor seeking damages in an amount of US$1,000,000 or more.

(e) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Notes Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens expressly permitted to be prior to the Security Interest under the Indenture.

(f) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

SECTION 3.03. Covenants. (a)  Symmetry and the Company will furnish to the Collateral Agent promptly (and, in any event, within 15 days of the occurrence of any such change) written notice of any change (i) in any Grantor’s legal name, as set forth in its documents or organization, (ii) in the location of any Grantor’s chief executive office, (iii) in any Grantor’s form of organization or corporate structure (including as a result of any merger or consolidation), (iv) in any Grantor’s Federal Taxpayer Identification Number or identification number, if any, issued to it by the jurisdiction of its organization or (v) in the jurisdiction of any Grantor’s organization.

(b)  Each Grantor agrees to maintain, at its own cost and expense, complete and accurate records with respect to the Article 9 Collateral owned by it, and in which it has granted a security interest hereunder, in accordance with GAAP and applicable law, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all such Article 9 Collateral.

(c)  Within 90 days after the end of each fiscal year of Symmetry, the Company will furnish to the Collateral Agent an Officers’ Certificate setting forth (i) any Capital Stock or Indebtedness owned by any Grantor, (ii) any Intellectual Property owned by any Grantor and (iii) any Commercial Tort Claims in respect of which a complaint or a counterclaim has been filed by any Grantor and that, in each case, (A) if so owned or filed by a Grantor as of the Issue Date, would have been required to be set forth on the applicable schedule to this Agreement pursuant to the terms hereof and (B) have not been set forth on any such schedule to this Agreement or in a certificate previously delivered pursuant to this paragraph.

(d)  Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral in which it has granted a security interest hereunder against all Persons and to defend the Security Interest of the Collateral Agent in such Article 9 Collateral and the priority thereof against any Lien, other than Permitted Liens.

(e)  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be required by applicable law or as the Collateral Agent (acting in accordance with Section 7.01(b)) may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(f)  The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, upon reasonable prior notice, to inspect the Article 9 Collateral subject to the Security Interest, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of such Article 9 Collateral is located, to discuss the Grantors’ affairs, finances and condition with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9

Collateral subject to the Security Interest (including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification), all at such reasonable times and as often as reasonably requested. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party.

(g)  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees or Liens at any time levied or placed on the Article 9 Collateral (other than Permitted Liens), and may pay for the maintenance and preservation of the Article 9 Collateral subject to the Security Interest to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees or Liens and maintenance of properties as set forth herein or in the other Notes Documents.

(h)  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent, for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(i)  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral subject to the Security Interest, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(j)  Each of the Grantors will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of insurance maintained by Grantors (other than policies of the type in respect of which such actions customarily are not required) shall (i) in the case of each liability insurance policy, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and (iii) provide for at least 30 days’ (or such shorter number of days may be agreed to by the Collateral Agent) prior written notice to the Collateral Agent of any cancellation of such policy. Upon the Collateral

Agent’s request, Symmetry and the Company will furnish to the Collateral Agent information in reasonable detail as to the insurance so maintained. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral subject to the Security Interest under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(k)  Each Grantor shall maintain, in customary form and manner, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral owned by it and subject to the Security Interest:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments subject to the Security Interest, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Deposit Accounts. Each Grantor shall use its commercially reasonable efforts, for each Deposit Account that such Grantor at any time opens or maintains (other than payroll and petty cash accounts, the aggregate amount on deposit in all of which accounts does not exceed US$1,000,000 at any time), to cause the depositary bank to execute and deliver to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities subject to the Security Interest, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor and subject to the Security Interest are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option (made in accordance with Section 7.01(b)), pursuant to an agreement customary in form and substance, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor and subject to the Security Interest are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option (made in accordance with Section 7.01(b)), pursuant to an agreement customary in form and substance, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or, as the case may be, to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request (acting in accordance with Section 7.01(b)) to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to customary procedures and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the

Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, the rights under which are subject to the Security Interest, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent (made in accordance with Section 7.01(b)), such Grantor shall, pursuant to an agreement customary in form and substance, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed US$1,000,000, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be customary in form and substance.

(g) Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights and contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location. Each Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a)  Each Grantor agrees that it will not take or omit take to any action (and will exercise commercially reasonable efforts to prevent its licensees from taking or omitting to take any action) whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)  Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)  Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)  Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e)  In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all IP Security Agreements and other instruments, documents and papers as the Collateral Agent may reasonably request (acting in accordance with Section 7.01(b)) to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)  Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)  In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h)  Upon and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Notes Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of any Collateral, and any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement or any other Notes Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Notes Document on behalf of any Grantor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Document and any amounts due to the Collateral Agent under Section 6.03;

SECOND, to distribution to the Trustee, for application in accordance with the Indenture; and

THIRD, to the extent the Collateral Agent shall have been informed in writing by the Trustee that all Notes Obligations (other than contingent obligations) shall have been indefeasibly paid in full, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The rights conferred by such license may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act, or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 4.05. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such

Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

SECTION 4.06. Concerning Pledged Securities. Notwithstanding anything to the contrary contained in this Agreement or any other Notes Document, the Collateral Agent, on behalf of the Secured Parties, covenants and agrees that, to the extent that separate financial statements of any Subsidiary of Symmetry would be required by the rules of the SEC due to the fact that the Notes Obligations, or any part thereof, are secured by the Capital Stock, Intercompany Notes or other securities of such Subsidiary, it will at no time realize upon any portion of such Capital Stock, Intercompany Notes and other securities of such Subsidiary constituting Collateral with an aggregate value in excess of 19.999% of the aggregate principal amount of the Securities outstanding at such time. For purposes of this Section, the value of the Capital Stock, Intercompany Notes and other securities of any Subsidiary of Symmetry constituting Collateral at any time shall be equal to the aggregate principal amount, par value or book value of such securities as carried by the Company at such time, or the market value of such securities at such time, whichever is the greatest, as such terms are interpreted by the SEC under Rule 3-16 of Regulation S-X under the Securities Act.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation. The Company agrees that in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation of the Company owed to any Secured Party, the Company shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Notes Obligation and such other Grantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.13, the date of the supplement hereto executed and delivered by such Grantor) and the denominator shall be the aggregate net worth of all the Grantors (other than the Company) on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.13, the date of the supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section shall be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination. (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Notes Obligations. No failure on the part of any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Grantor, to it at 28 West 44th Street, 16th Floor, New York, NY 10036, Attention: General Counsel (Fax No. (646) 429-1541), it being understood that any notice provided to Symmetry shall be deemed to have been provided to each Grantor; and

(ii) if to the Collateral Agent, to The Bank of New York, 101 Barclay Street, Floor 8W, New York, NY 10286, Attention: Corporate Finance Group (Fax No. (732) 667-9190).

(b)  Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 6.02. Waivers; Amendment. (a)  No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Notes Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Notes Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required under the Indenture. The Collateral Agent shall enter into such waivers, amendments or modifications of this Agreement as it may be directed (subject to the immediately preceding sentence) to enter into by the Trustee; provided that the Collateral Agent shall not be obligated to execute any such waiver, amendment or modification that adversely affects the rights, duties, liabilities or immunities of the Collateral Agent.

SECTION 6.03. Collateral Agent’s Fees and Expenses; Indemnification. (a)  Each Grantor jointly and severally agrees to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of its counsel, in connection with (i) the preparation, execution, delivery and administration of this Agreement and any other Security Document, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or under any other Security Document or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)  Without limitation of its indemnification obligations under the other Notes Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent, its Affiliates and their respective officers, directors, employees, agents and representatives (the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, or any agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Affiliates.

(c)  Any such amounts payable as provided hereunder shall be additional Notes Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefor.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement, the other Notes Documents and the issuance of the Securities, regardless of any investigation made by any Secured Party or on its behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08. Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Notes Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Notes Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Document against any Grantor, or its properties in the courts of any jurisdiction.

(c)  Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Notes Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Notes Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.11. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Notes Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Notes Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Notes Obligations or this Agreement.

SECTION 6.12. Termination or Release. (a)  This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Notes Obligations (other than contingent obligations) have been indefeasibly paid in full pursuant to the terms of the Indenture, and the Trustee shall have informed the Collateral Agent thereof in writing.

(b)  Except as provided in paragraph (a) of this Section, releases of any Grantors from their obligations hereunder, and releases of Collateral from the Liens created hereby, shall be governed by the Indenture, including Section 11.03 thereof.

(c)  In connection with any such termination or release pursuant to this Section, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided, however, that the Collateral Agent shall not, and shall not be required to, execute or deliver any such documents unless it shall have been directed to do so by the Trustee. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.13. Additional Grantors. If, pursuant to the Indenture, Symmetry and the Restricted Subsidiaries are required to cause any Subsidiary of Symmetry to become a party to this Agreement, upon the execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary Party shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.14. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 6.15. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. At any time prior to the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement), no Grantor shall be required to take or refrain from taking any action at the request of the Collateral Agent with respect to any ABL Collateral if such action or inaction would be inconsistent with (a) any action or inaction affirmatively requested by the Credit Agent in accordance with the Credit Agreement or (b) any action or inaction affirmatively required by any of the provisions of the Credit Agreement.

ARTICLE VII

Concerning the Collateral Agent

SECTION 7.01. Confirmation of Appointment. (a) Each of the Secured Parties hereby confirms its appointment of The Bank of New York to act, and The Bank of New York hereby agrees to act, as the Collateral Agent for the Secured Parties pursuant to the terms of this Agreement and the other Security Documents, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement and the other Security Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Security Documents.

SECTION 7.02. Duties or Obligations. The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Notes Documents that the Collateral Agent is required to exercise in writing by the Trustee (or by the Holders of at least 25% in aggregate principal amount of the Securities). The Collateral Agent shall take such actions and exercise such remedies hereunder and under the other Notes Documents as it is from time to time directed, in writing, to take or exercise by the Trustee, provided that the Collateral Agent shall not be obligated to take any such action that adversely affects the rights, duties, liabilities or immunities of the Collateral Agent. The Collateral Agent shall be entitled to rely conclusively, without any independent investigation whatsoever, and shall be fully protected in so relying, on any direction, instruction or consent of the Trustee, if such direction, instruction or consent is purported to be given on behalf of the Trustee. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Trustee (or the Holders of at least 25% in aggregate principal amount of the Securities) or in the absence of its own gross negligence or wilful misconduct. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages.

SECTION 7.03. Reliance; Sub-Agents. (a)  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Symmetry), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)  The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their officers, directors, employees, agents and representatives. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the officers, directors, employees, agents and representatives of the Collateral Agent and any such sub-agent.

SECTION 7.04. Resignation of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying Symmetry and the Trustee. Upon any such resignation, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities shall have the right to appoint a successor. If no successor shall have been so appointed by the Trustee or such Holders and shall have accepted such appointment within 60 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, at the expense of the Grantors, petition a court of competent jurisdiction to appoint a successor Collateral Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as the Collateral Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Notes Documents. Such appointment and designation shall be full evidence of the right and authority of such successor Collateral Agent to act as Collateral Agent hereunder and under the other Notes Documents, and all Collateral, power, trusts, duties, documents, rights and authority of the retiring Collateral Agent shall rest in the successor Collateral

Agent, without any further deed or conveyance. The retiring Collateral Agent shall, upon request of the Trustee or the successor Collateral Agent, execute and deliver any other such instrument transferring to the successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such retiring Collateral Agent without any representations or warranties from the retiring Collateral Agent to the successor Collateral Agent or the Secured Parties. The Grantors shall execute and deliver any and all documents, conveyances or instruments requested by the Trustee, the retiring Collateral Agent or the successor Collateral Agent to reflect such transfer to the successor Collateral Agent. After the Collateral Agent’s resignation hereunder, the provisions of this Article and Section 6.03 shall continue in effect for the benefit of such retiring Collateral Agent, its Affiliates and their related Indemnitees in respect of any actions taken or omitted to be taken by any of them while acting as the Collateral Agent.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NOVAMERICAN STEEL FINCO INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

SYMMETRY HOLDINGS INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

NOVAMERICAN STEEL HOLDINGS INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

INTEGRATED STEEL INDUSTRIES, INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

AMERICAN STEEL AND ALUMINUM CORPORATION,
By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVA TUBE AND STEEL, INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVAMERICAN TUBE HOLDINGS, INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVA TUBE INDIANA, LLC,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

THE BANK OF NEW YORK, AS COLLATERAL AGENT,

By	/s/ Remo J. Reale
Name: Remo J. Reale
Title: Vice President

Schedule I to the
Collateral Agreement

SUBSIDIARY PARTIES

1.             Novamerican Steel Holdings Inc.

2.             Integrated Steel Industries, Inc.

3.             American Steel and Aluminum Corporation

4.             Nova Tube and Steel, Inc.

5.             Novamerican Tube Holdings, Inc.

6.             Nova Tube Indiana, LLC

Schedule II to the Collateral Agreement

PLEDGED CAPITAL STOCK

Registered Owner/ Pledgor (Jurisdiction of Organization)	Issuer (Jurisdiction of Organization)	Certificate Number (Date)	Number and Class of Equity Interest	Percentage Equity Interests Pledged
Symmetry Holdings Inc. (Delaware)	Novamerican Steel Holdings Inc. (Delaware)	1 (as of June 20, 2007)	1 share of Common Stock	100%
Novamerican Steel Holdings Inc. (Delaware)	Novamerican Steel Finco Inc. (Delaware)	1 (as of June 20, 2007)	1 share of Common Stock	100%
Novamerican Steel Finco Inc. (Delaware)	Novamerican Steel Inc. (Canada)	C-1 (November 15, 2007)	661 shares of Common Stock	66%
Novamerican Steel Finco Inc. (Delaware)	Integrated Steel Industries, Inc. (Delaware)	3 (November 15, 2007)	1,000 shares of Common Stock	100%
Integrated Steel Industries, Inc. (Delaware)	American Steel and Aluminum Corporation (Massachusetts)	4 (dated 2001)	4,276 shares of Common Stock	100%
Integrated Steel Industries, Inc. (Delaware)	Nova Tube and Steel, Inc. (Delaware) (formerly was Novatlantic Steel and Tube)	2 (dated January 23, 2001)	100 shares of Common Stock	100%
Integrated Steel Industries, Inc. (Delaware)	Novamerican Tube Holdings, Inc. (Delaware)	1 (dated January 21, 2001)	1,000 shares of Common Stock	100%
Novamerican Tube Holdings, Inc. (Delaware)	Nova Tube Indiana, LLC (Delaware)	N/A	100 LLC Membership Interests (will be certificated post closing)	100%

PLEDGED DEBT SECURITIES

Pledgor (Jurisdiction of Organization)	Issuer (Jurisdiction of Organization)	Principal Amount	Date of Note	Maturity Date
Novamerican Steel Finco Inc. (Delaware)	Novamerican Steel Inc. (Canada)	US$7,800,000	November 15, 2007	On Demand
Novamerican Steel Finco Inc. (Delaware)	Novamerican Steel Inc. (Canada)	US$117,200,000	November 15, 2007	On Demand

Symmetry Holdings Inc. (Delaware); Novamerican Steel Holdings Inc. (Delaware); Novamerican Steel Finco Inc. (Delaware); Integrated Steel Industries, Inc. (Delaware); American Steel and Aluminum Corporation (Massachusetts); Novamerican Tube Holdings, Inc. (Delaware); Nova Tube and Steel, Inc. (Delaware); and Nova Tube Indiana, LLC (Delaware)

Symmetry Holdings Inc. (Delaware); Novamerican Steel Holdings Inc. (Delaware); Novamerican Steel Finco Inc. (Delaware); Integrated Steel Industries, Inc. (Delaware); American Steel and Aluminum Corporation (Massachusetts); Novamerican Tube Holdings, Inc. (Delaware); Nova Tube and Steel, Inc. (Delaware); and Nova Tube Indiana, LLC (Delaware); Novamerican Steel Inc. (Canada); and 632422 N.B. Ltd. (Canada)

		N/A (represents Global Intercompany Note)	November 15, 2007	On Demand

Schedule III to the Collateral Agreement

INTELLECTUAL PROPERTY

None.

Schedule IV to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

Schedule I to the

Collateral Agreement

SUPPLEMENT NO.      dated as of [                      ] (this “Supplement”), to the Collateral Agreement dated as of November 15, 2007 (the “Collateral Agreement”), among SYMMETRY HOLDINGS INC. (“Symmetry”), NOVAMERICAN STEEL FINCO INC. (the “Company”), the other Subsidiaries of Symmetry identified therein and THE BANK OF NEW YORK, as collateral agent (in such capacity, the “Collateral Agent”).

A. Reference is made to (a) the Indenture dated as of November 15, 2007 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Symmetry, the Company, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Collateral Agreement) identified therein and The Bank of New York, as trustee (in such capacity, the “Trustee”), and (b) the Purchase Agreement dated as of November 15, 2007 (as supplemented by the Joinder Agreement dated November 15, 2007, the “Purchase Agreement”), among Symmetry, the Company, the Subsidiary Guarantors identified therein and J.P. Morgan Securities Inc. and CIBC World Markets Corp., as initial purchasers (the “Initial Purchasers”).

B. The Grantors have entered into the Collateral Agreement in order to induce the Initial Purchasers to purchase the Initial Securities. Section 6.13 of the Collateral Agreement provides that additional Subsidiaries of Symmetry may become “Grantors” under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Symmetry (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a “Grantor” under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.13 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a “Grantor” under the Collateral Agreement with the same force and effect as if originally named therein as such, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it in such capacities thereunder and (b) represents and warrants to the Collateral Agent, on behalf of the Secured Parties, that the representations and warranties made by it as a Grantor under the Collateral Agreement are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Notes Obligations pursuant to the terms of the Collateral Agreement, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the applicable Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Pledged Collateral and Article 9 Collateral of the New Subsidiary. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent, on behalf of the Secured Parties, that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants to the Collateral Agent, on behalf of the Secured Parties, that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule, as of the date hereof, of (i) all the Capital Stock owned by the New Subsidiary, setting forth the percentage of the issued and outstanding units of each class of the Capital Stock of the issuer thereof so owned by the New Subsidiary and the number of each certificate representing the same, and (ii) all debt securities owned by the New Subsidiary, setting forth all promissory notes and other instruments evidencing the same, (c) set forth on Schedule III attached hereto is a true and correct schedule, as of the date hereof, of all Intellectual Property of the New Subsidiary that would have been required to be set forth on Schedule III to the Collateral Agreement, (d) set forth on Schedule IV attached hereto is a true and correct schedule, as of the date hereof, of all Commercial Tort Claims in respect of which a complaint or a counterclaim has been filed by the New Subsidiary seeking damages in an amount of US$1,000,000 or more and (e) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

THE BANK OF NEW YORK, AS COLLATERAL AGENT

by

Name:
Title: